
ChromaDex
ChromaDex
Investor FAQs
Third Quarter 2018
Nasdaq: CDXC | December 4, 2018

STRATEGY

- **Does ChromaDex plan to seek FDA approval for NR as a pharmaceutical?**
  - We recognize that there are a wide range of potential therapeutic benefits to NIAGEN.
  - We are open to pharmaceutical opportunities for NIAGEN.
  - However, our current strategy is to be a consumer-focused dietary supplement company.
  - Investments in R&D today support a better understanding of NAD and TRU NIAGEN, strengthening our marketing claims, and developing additional consumer products for TRU NIAGEN.
- **Are there plans for new products outside of dietary supplements (e.g., cosmetics, drinks, energy bars, pet food, infant formula, etc.)?**
  - We are developing new products for NIAGEN.
  - In November, we launched TRU NIAGEN stick packs which will offer consumers single-serving packets that easily mix into both cold and hot beverages.
- **Are there any plans for distribution at retail stores in the U.S.?**
  - TRU NIAGEN is sold in certain specialty retail stores today.
  - There are no present plans for mass retail distribution of TRU NIAGEN in the U.S.

STRATEGY (continued)

- **How many NIAGEN resellers are left?**
  - We still have a few NIAGEN resellers.

- **Will you consider selling NIAGEN as an ingredient in the future?**
  - Yes, if the opportunity does not conflict with our strategy of building TRU NIAGEN into a global consumer brand.

- **Are you still selling pterostilbene as an ingredient**?
  - As of July 1, 2018, we suspended taking new orders of pterostilbene as an ingredient until we have further information about the LDL cholesterol risk.
  - We are fulfilling existing orders through the end of this year.

REGULATORY

- **What is the status of regulatory approval in international markets?**
  - When launching in a new market, three regulatory approvals may be required, including:
    - Ingredient (NIAGEN);
    - Consumer Products (TRU NIAGEN); and
    - Marketing Claims
  - We have the ability to sell in Canada, Hong Kong, Macau, New Zealand, and Singapore.
  - We have marketing claims approved by the Health Sciences Authority in Singapore and we continue to pursue additional claims.
  - We are working diligently on expanding entry into many leading global markets, where submissions to regulatory authorities have been made or are underway.
  - We are also working on a variety of cross border opportunities.

SCIENCE

- **What placebo-controlled human studies are underway, and what is being measured**?
  - We finished the third quarter with over 160 signed research collaborations.
  - There are approximately 90 peer-reviewed publications on the science of NR, of which five are human studies and three of these are placebo-controlled.
  - As of November 27, 2018, there are 28 human studies underway.
  - See **Appendix A** for a summary of key statistics and **Appendix B** for the most prominent human clinical research areas for NIAGEN:
    - For a complete list of clinical studies, please visit the link in the “Science” section of our Investor Relations website:
      - https://www.clinicaltrials.gov/ct2/results?cond=&term=nicotinamide+riboside&cntry=&state=&city=&dist

- **Why is NR a more efficacious NAD precursor than NMN**?
  - Studies show that NMN needs to be converted to NR in order to enter cells.
  - The reason NMN cannot enter cells is because it is a larger molecule; NMN is phosphorylated NR. The added phosphate group must be removed before NMN can enter the cell.
  - Dietary NR can enter cells directly.
  - Please visit https://aboutnad.com/ for additional details and scientific studies.

OTHER

- **Can we expect any NAD testing technology to emerge soon**?
  - NAD testing technology exists today but it is difficult to scale.
  - We understand the importance of measuring NAD.

- **Why does a single bottle cost more on truniagen.com than Amazon**?
  - Our current price points were designed to create pricing parity at the subscription level.
  - We will continue to optimize our pricing strategy based on testing and data analytics.

ChromaDex TRU NIAGEN

APPENDIX A

NIAGEN® has Reached the Significant Milestone of **24 Registered Human Investigations**

Preclinical Research

More than 100 preclinical peer-reviewed studies have been published investigating the science behind NIAGEN®

Human Studies

24 trials are currently registered on clinicaltrials.gov

At least 10 more are in planning and not yet registered

Clinical Health Outcomes

4 published clinical trials of NIAGEN® led the way

New trials are now examining clinically relevant health outcomes

ChromaDex

APPENDIX B

Neurological, Cardiovascular Health, and Obesity are the Most Prominent Human Clinical Research Areas for NIAGEN®

	NEUROLOGICAL	CARDIOVASCULAR	OBESITY	OTHER
Human Studies	**31 %**	**28 %**	**24 %**	**17 %**
Conditions Studied	Parkinson disease Mild cognitive impairment Neuropathies Mild concussion Ataxia telangiectasia	Heart failure Hypertension Arterial stiffness Vascular function	Type 2 diabetes (Insulin sensitivity) Weight loss Altered glucose and lipid metabolism Non-alcoholic fatty liver	Immunity/Inflammation Aging Chronic kidney disease Sarcopenia

*Based on trials listed on clinicaltrials.gov and ChromaDex Material Transfer Agreements – studies in progress or in planning.